EXHIBIT 10.40

                      NON-QUALIFIED STOCK OPTION AGREEMENT

To:                 ("Employee")
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    Name


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    Address

Date of Grant: December 12, 2000
Exercise Price: $ 2.00 per share

Employee is hereby granted the option described below, effective as of the above date of grant, to purchase shares of common stock, $.01 par value per share ("Stock") under the 2000 Long-Term Incentive Plan ("Plan") of Talk.com Inc., a Delaware corporation (the "Company"), at the exercise price shown above. Capitalized terms used herein without other definition have the meanings assigned in the employment agreement dated as of October 13, 1998 between the Company and Employee (as amended to the date hereof, the "Employment Agreement").

         1. Employee is hereby granted options to purchase 137,500 shares of Stock (the "Option"). The Option shall have an exercise price equal to $ 2.00 per share (the "Exercise Price") and, subject to Section 2, below, shall vest in its entirety on the earlier of:

         (a) December 11, 2005; and

         (b) the date the Company announces its results of operations for the first quarter of 2001, if the Company has achieved the following: (i) bundled services revenue of $48 million for the first quarter of 2001, (ii) a total of 335,000 local lines at the end of the first quarter and (iii) EBIDTA of $3.5 million for the first quarter of 2001. For purposes of the foregoing clause (b), "bundled services revenue" and "EBITDA" shall be defined as in the Credit Facility Agreement, dated as of October 20, 2000, by and among the Company and several of its affiliates and MCG Finance Corporation.

 Notwithstanding the foregoing, (i) any portion of the Option that was not previously vested and exercisable shall become fully vested and exercisable on the effective date of any termination of the employment of Employee under the Employment Agreement by the Company without Cause (as defined in Section 5.3 of the Employment Agreement or a similar provision in any future Employment Agreement) or by Employee for Good Reason (as defined in Section 5.4(ii) of the Employment Agreement or a similar provision in any future Employment Agreement) and (ii) the Board of Directors of the Company (the "Board") or its designees may accelerate or waive the aforesaid scheduled vesting dates with respect to any or all of the shares of Stock covered by the Option.

         2. In the event of a "Change in Control" (as defined in Section 4.5.1 of the Employment Agreement) of the Company, any portion of the Option that was not previously vested and exercisable on the effective date of the Change in Control, shall become fully vested and exercisable on such effective date of such Change in Control.

         3. Employee may exercise the Option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the Exercise Price for the total number of shares specified to be purchased by Employee. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a so-called "cashless exercise" of the Option; (b) certificates representing shares of Stock, which will be valued at the fair market value (as defined in the Employment Agreement) per share of the Stock on the date of the Option exercise in question, accompanied by an assignment of such Stock to the Company; or (c) any combination of cash and Stock valued as provided in clause (b), immediately above. Any assignment of Stock shall be in a form and substance reasonably satisfactory to the Chief Executive Officer of the Company, including guarantees of signature(s) and payment of all transfer taxes, if the Chief Executive Officer of the Company deems such guarantees necessary or desirable.

         4. The Option will, to the extent not previously exercised by Employee, expire on December 11, 2010.

         5. In the event of any change in the outstanding shares of the Stock by reason of a stock dividend, stock split, consolidation, transfer of assets, reorganization, conversion or what the Board deems in its reasonable discretion to be similar circumstances, the number and kind of shares of Stock subject to the Option and the Exercise Price shall be appropriately adjusted in a manner to be determined in the reasonable discretion of the Board.

         6. Except as otherwise provided by the Board or the Committee (as defined below), this Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during Employee's lifetime only by Employee, including, for this purpose, Employee's legal guardian or custodian in the event of the disability of Employee. Until the Exercise Price has been paid in full pursuant to due exercise of this Option and certificate(s) representing Employee's ownership of the purchased shares are issued to Employee, Employee does not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to Employee the certificate(s) representing shares purchased by virtue of the exercise of the Option during any period of time in which the Company deems, based on the written opinion of its counsel, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         7. Notwithstanding anything to the contrary contained herein, the Option is not exercisable:

         (a) During any period of time in which the Company deems, based on the written opinion of its counsel, that the exercisability of the Option, the offer to sell the shares underlying the Option, or the sale thereof, would violate a federal, state, local or securities exchange rule, regulation or law; or

         (b) Until Employee has paid or made suitable arrangements to pay all federal, state and local income tax withholding required to be withheld by the Company in connection with the Option exercise.

         8. The following two paragraphs shall be applicable if, on a date of exercise of the Option, the Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended (the "Act"), and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         (a)  Employee  hereby  agrees,  warrants  and  represents  that he will acquire the Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any shares of such Stock, except as hereafter permitted. Employee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Stock to be issued hereunder without an effective registration statement under the Act, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. Employee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         (b) The certificates for Stock to be issued to Employee hereunder shall bear the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Act and under any applicable state laws or upon receipt of an opinion of counsel acceptable to the Company that said registration is no longer required.

         9. The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Act, and any applicable state securities laws.

         10. It is the intention of the Company and Employee that the Option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Option is granted pursuant to the Plan and is subject to the terms and conditions thereof, except as expressly provided herein. The Board and the Compensation Committee or similar committee thereof (the "Committee") shall have plenary authority to interpret each of the Plan, the Option and this stock option agreement, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration and/or exercise of the Option and this stock option agreement.

         11. This agreement, the Employment Agreement and the Plan constitute the entire understanding between the Company and Employee with respect to the subject matter hereof and no amendment, modification or waiver of this agreement, in whole or in part, shall be binding upon the Company or Employee unless in writing and signed by the Chief Executive Officer of the Company and Employee. This agreement and the performances of the parties hereunder shall be construed in accordance with, and governed by the laws of, the State of
Delaware. Employee shall sign a copy of this agreement and return it to the Company's Secretary, thereby indicating Employee's understanding of, and agreement with its terms and conditions.

TALK.COM INC.


By:
   ---------------------------------------
   Name:
   Title:

I hereby acknowledge receipt of a copy of the foregoing stock option agreement and, having read it, hereby signify my understanding of, and my agreement with, its terms and conditions.



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As of December  __, 2000